EXHIBIT 10(bp)

                        THIRD RENEWAL PROMISSORY NOTE


 $1,719,331.00                                               November 8, 2001


      FOR VALUE RECEIVED, the undersigned, Hallmark Financial Services, Inc., A Nevada corporation with its principal offices at 14651 Dallas Parkway, Suite 900, Dallas, TX 75240, ("Maker"), hereby unconditionally promises to pay to the order of DORINCO REINSURANCE COMPANY, a Michigan corporation with its principal offices at 1320 Waldo Avenue, Midland, MI 48642 ("Payee"), by wire transfer so as to constitute immediately available funds, or as otherwise directed, the principal sum of One Million Seven Hundred Nineteen Thousand Three Hundred Thirty-One Dollars ($1,719,331.00), in lawful money of the United States of America, together with interest (calculated on the basis of a 360 day year), on the unpaid principal balance from day-to-day remaining, computed from the date hereof until maturity at the rate per annum which shall from day-to-day be equal to the lesser of (a) the maximum rate allowable by law, or (b) eight and one-quarter percent (8.25%).

      The principal of and interest upon this Note shall be due and payable as follows:

      (a) Five (5) quarterly installments of accrued interest only due on the last day of each March, June, September and December commencing December 31, 2001, and continuing through and including December 31, 2002; plus

      (b) Nine (9) quarterly installments of accrued interest plus One Hundred Eighty-Two Thousand Dollars ($182,000.00) principal reduction due on the last day of each March, June, September and December commencing March 31, 2003, and continuing through and including March 31, 2005; plus

      (c) A final payment of all previously unpaid principal and accrued interest due on June 30, 2005.

      All past due principal and, to the extent permitted by applicable law, past due interest upon this Note shall bear interest at the lesser of the maximum rate allowable by law or thirteen percent (13%) per annum.

      All payments shall be  made to Citibank, N.A.,  New York (ABA  #021-00-
 0089) for credit to the account of Payee, Account Number 3900-6944, if by wire, or, if by check to Box #8157, Citibank, P. O. Box 7247-8157, Philadelphia, PA 19170.

      The occurrence of any one or more of the following events shall constitute an Event of Default under this Note:

      (a)  the failure to pay any amount  hereunder within ten (10)  business
           days  of  the  due  date  (whether  at  maturity,  by  reason   of
           acceleration or otherwise); or

      (b) any other event of default under that certain Loan Agreement, dated as of March 10, 1997 between Maker and Payee, as amended by an Amendment No. 1

 Hallmark Financial Services, Inc.
 THIRD RENEWAL PROMISSORY NOTE
 November 8, 2001
 Page 2

           executed by Maker on July 31, 1998 and by Payee on August 14, 1998; an Amendment No. 2 dated March 5, 1999; an Amendment No. 3 dated November 19, 1999; and an Amendment No. 4 dated November 8, 2001.

      Maker agrees that if such Event of Default under this Note occurs, then, at the option of Payee, all or any part of the unpaid principal balance of this Note and accrued interest shall immediately become due and payable without notice or demand. Failure of Payee hereof to assert any right contained herein shall not be deemed to be a wavier thereof.

      Maker may prepay this Note, in whole or in part, at any time or from time to time, without liquidated damages or other penalty.

      In the event any one or more of the provisions of the Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or could prospectively operate to invalidate this Note, then and in either or those events, such provision or provisions shall be modified to the minimum extent necessary to make the application of such provision or provisions valid and enforceable and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

      Make hereby forever waives presentment, demand for payment, protest, notice of protest, notice of dishonor of this Note, and all other demands and notices in connection with the delivery, acceptance, performance, and enforcement of this Note. Maker further agrees to indemnify and hold harmless Payee for all costs of collection including reasonable attorneys' fees and expenses that Payee may incur by reason of Maker's failure promptly to pay when due the indebtedness evidenced by this Note.

      This Note shall be paid without deduction by reason of any setoff, defense, or counterclaim of Maker.

      No amendment or waiver of any provision of this Note nor consent to any departure by Make therefrom shall in any event be effective unless the same shall be in writing and signed by Payee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      No failure on the part of Payee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

 Hallmark Financial Services, Inc.
 THIRD RENEWAL PROMISSORY NOTE
 November 8, 2001
 Page 3


      This Note shall be governed by and construed in accordance with the laws of the State of Michigan and shall be binding upon the successors and assigns of Maker and shall insure to the benefit of the successors and assigns of Payee.

      THIS NOTE IS AN EXTENSION AND RENWAL OF THE UNPAID PRINCIPAL BALANCE OF THAT CERTAIN PROMISSORY NOTE FROM MAKER TO PAYEE DATED MARCH 11, 1997, IN THE ORIGINAL PRINCIPAL AMOUNT OF $7,000,000.00; THAT CERTAIN RENEWAL PROMISSORY NOTE FROM MAKER TO PAYEE DATED MARCH 5, 1999 IN THE ORIGINAL
 PRINCIPAL AMOUNT OF $7,000,000.00; AND THAT CERTAIN SECOND RENEWAL PROMISSORY NOTE FROM MAKER TO PAYEE DATED NOVEMBER 19, 1999 IN THE ORIGINAL PRINCIPAL AMOUNT OF $3,033,330.00.



                                  HALLMARK FINANCIAL SERVICES, INC.




                                  By:__________________________________
                                  Name:  Linda H. Sleeper
                                  Title: President